Exhibit 10.18

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING RIGHTS OF REPURCHASE AND RIGHTS OF FIRST REFUSAL, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND IN ACCORDANCE WITH ALL APPLICABLE RESTRICTIONS ON TRANSFER. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE CLASS A COMMON STOCK

Corporation:	Zynga Game Network Inc., a Delaware corporation

Number of Shares:	86,856 Shares

Class of Stock:	Class A Common Stock

Exercise Price:	Equal to the Exercise Price (as defined below)

Issue Date:	July 31, 2009

Expiration Date:	July 30, 2019

This Warrant to Purchase Class A Common Stock (this “Warrant”) certifies that, for good and valuable consideration, Allen & Company LLC, as nominee or its registered and permitted assigns (“Holder”) is entitled from and after the Issue Date to purchase from the corporation named above (the “Company”) until 5:00 p.m. Pacific time, on the Expiration Date set forth above (the “Expiration Date”), up to (i) the number of fully paid and nonassessable shares of Warrant Stock of the Company equal to the “Number of Shares of Warrant Stock” (as defined below), at an exercise price per share equal to the Exercise Price (as defined below) all as adjusted pursuant to Section 3 of this Warrant and all subject to the provisions and upon the terms and conditions set forth in this Warrant.

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1 “Exercise Price” means an amount equal to $4.03 per share.

1.2 “IPO” means the effective date of a firm commitment underwritten public offering pursuant to an effective registration statement of the Company filed under the Securities Act.

1.3 “Number of Shares of Warrant Stock” means 86,856 shares of Warrant Stock of the Company.

1.4 “Shares” means shares of Warrant Stock issuable upon the exercise of the Warrant.

1.5 “Warrant Stock” means shares of Class A Common Stock.

2. EXERCISE.

2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time on any business day before the earlier of (a) the Expiration Date or (b) an Acquisition, by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 2.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

2.2 Net Exercise Election. Subject to the terms and conditions of this Warrant, the Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, at any time or from time to time, on any business day before the Expiration Date and on or after the Issue Date, by the surrender of this Warrant or such portion of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit A duly executed by the Holder, into up to the number of Shares that is obtained under the following formula:

X = Y (A-B)

      A

Where:	X	=	the number of Shares to be issued to the Holder pursuant to this Section 2.2.

	Y	=	the number of Shares as to which this Warrant is then being net exercised.

	A	=	the fair market value of one Share.

	B	=	the Exercise Price.

For purposes of the above calculation, if the Company’s Class A Common Stock is traded in a public market, the fair market value of one Share shall be the closing price of a Share reported for the business day immediately before the Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the IPO, the “price to public” per share specified in the final prospectus relating to such offering). If the Company’s Class A Common Stock is not traded in a public market, the fair market value of one Share shall be determined by the Company’s Board of Directors in good faith. The Company will promptly respond in writing to an inquiry by the Holder as to the then-current fair market value of one Share.

2.3 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares issued and remain exercisable for such remaining Shares not so acquired, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.

2.4 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

2.5 Treatment of Warrant Upon Acquisition of Company.

(a) “Acquisition”. For the purpose of this Warrant, “Acquisition” means (i) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity), (ii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity) or (iii) a sale of all or substantially all of the assets of the Company.

(b) Treatment of Warrant at Acquisition.

(i) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition, either (A) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (B) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than twenty (20) days prior to the closing of the proposed Acquisition.

(ii) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an “arms length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than twenty (20) days prior to the closing of the proposed Acquisition.

As used herein “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

3. ADJUSTMENTS TO THE SHARES.

3.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Company’s Warrant Stock payable in shares of the Company’s Warrant Stock or other securities of the Company or subdivides or combines the outstanding shares of the Company’s Warrant Stock subsequent to the Issue Date, then upon exercise or conversion of this Warrant, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend, subdivision or combination occurred.

3.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than pursuant to an Acquisition described in Sections 2.5(b)(i) and (ii) above or a stock dividend, split, etc. described in Section 3.1 above) that occurs subsequent to the Issue Date, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, appropriate adjustments to the Exercise Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant.

3.3 Adjustments of Exercise Price. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, subsequent to the Issue Date, the Exercise Price shall be proportionately increased. If the outstanding Shares are divided, by reclassification or otherwise, into a greater number of shares, the Exercise Price shall be proportionately decreased.

3.4 Adjustment is Cumulative. The provisions of this Section 3 shall similarly apply to successive, stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

3.5 No Impairment. The Company shall not through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against such impairment.

3.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.

3.7 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof, and the number of Shares and the amount, if any, of other securities, cash or property receivable upon exercise or conversion hereof, and the series of adjustments leading to such Exercise Price and the number of Shares and the amount, if any, of other securities, cash or property receivable upon exercise or conversion hereof.

4. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

4.1 Issuance of Shares. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein and under applicable federal and state securities laws.

4.2 Reservation of Shares. For so long as this Warrant remains outstanding, the Company shall at all times keep reserved from its authorized but unissued shares of capital stock the full number of shares of Warrant Stock.

5. REPRESENTATIONS OF HOLDER; TRANSFER.

5.1 Representations. Holder hereby represents and warrants to the Company as follows. Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder’s own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder’s representation in this Section 5 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

5.2 Transfer Restrictions. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with the restrictions contained herein and with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if (i) the transfer is to the stockholders, members or partners of Holder by way of dividend or distribution to all of the same or (ii) there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale and/or transfer. Notwithstanding anything herein to the contrary, this Warrant is not transferable without the prior written consent of the Company.

5.3 Market Standoff. Holder hereby agrees that it will not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Shares for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act; provided, however, that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 thereof applies, then the restrictions imposed by this Section 5.3 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event shall the restricted period extend beyond two hundred fifteen (215) days after the effective date of the registration statement. For purposes of this Section 5.3, the term “Company” shall include any wholly owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares and to impose stop transfer instructions with respect to the Shares until the end of such period. Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

6. COMPANY’S REPURCHASE OPTION. The Company or its assignees shall have the option to repurchase all or a portion of the Unvested Shares (as defined below) on the terms and conditions set forth in this Section 6 (the “Repurchase Option”) if Holder ceases to “provide services to the Company” (as defined herein) for any reason, or no reason.

6.1 Definition of “Provide Services to the Company”; “Termination Date”. For purposes of this Warrant, Holder will be considered to be “providing services to the Company” if the Board of Directors of the Company determines that Holder is rendering substantial services to the

Company in accordance with the terms of that Advisory Agreement dated July 31, 2009. In case of any dispute as to whether Holder is providing services to the Company, the Board of Directors of the Company shall have sole discretion to determine whether Holder has ceased to provide services to the Company and the effective date on which Holder’s services terminated (the “Termination Date”).

6.2 Unvested and Vested Shares. Shares that are vested pursuant to the schedule set forth herein are “Vested Shares.” Shares that are not vested pursuant to the schedule set forth herein are “Unvested Shares.” Unvested Shares may not be sold or otherwise transferred by Holder without the Company’s prior written consent. As of the Issue Date, all of the Shares shall initially be Unvested Shares; thereafter, for so long (and only for so long) as Holder continues to provide services to the Company, 3,619 Unvested Shares (as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of the Company occurring after the Issue Date) will become Vested Shares upon the expiration of each full month elapsed after July 31, 2009. No Shares will become Vested Shares after the Termination Date. If the application of the vesting percentage results in a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month the balance of Unvested Shares shall become fully Vested Shares.

6.3 Adjustments. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Class A Common Stock of the Company occurring after the Issue Date.

6.4 Exercise of Repurchase Option at Original Price. At any time within ninety (90) days after the Termination Date, the Company may elect to repurchase any or all of the Unvested Shares by giving Holder written notice of exercise of the Repurchase Option. The Company and/or its assignee(s) will then have the option to repurchase from Holder (or from Holder’s personal representative as the case may be) any or all of the Unvested Shares at $4.03 per share, as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Class A Common Stock of the Company occurring after the Issue Date (the “Repurchase Option Price”).

6.5 Payment of Repurchase Price. The Repurchase Option Price will be payable, at the option of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness owed by Holder to the Company (or to such assignee) or by any combination thereof. The Repurchase Option Price will be paid without interest within ninety (90) days after the Company gives the Holder written notice of the exercise of its Repurchase Option.

7. RIGHT OF FIRST REFUSAL. Unless Holder receives the Company’s prior written consent, any sale, hypothecation, encumbrance or other transfer of any Unvested Share is strictly prohibited and shall be void. Before any Vested Shares held by Holder or any transferee of such Vested Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section 7 (the “Right of First Refusal”).

7.1 Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed holder or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Warrant.

7.2 Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with Section 7.3 below.

7.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price (subject to any lower price to which the Company is entitled pursuant to the Repurchase Option to the extent applicable), provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Company’s Board of Directors. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company’s Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

7.4 Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

7.5 Holder’s Right to Transfer. If Holder has not consented to the purchase of less than all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee by the Company and/or its assignee(s) as provided in this Section 7 and the Company has not otherwise timely elected to purchase all of the Offered Shares, then the Holder may sell or otherwise transfer all such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price (and if Holder consented to the purchase of less than all the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer any remaining Offered Shares to each Proposed Transferee at the Offered Price or at a higher price), provided that (i) such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such one hundred twenty (120) day period, then a new Notice must be given to the Company, pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(a) Exempt Transfers. Notwithstanding anything to the contrary in this Section, transfers of Vested Shares to an Affiliate (as defined below) will be exempt from the Right of First Refusal; provided that any such Affiliate agrees in a writing satisfactory to the Company that the provisions of this Section 7 will continue to apply to the transferred Vested Shares in the hands of such Affiliate. An “Affiliate” means a legal entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Holder.

7.6 Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares (a) on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (b) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended.

7.7 Encumbrances on Vested Shares. Holder may grant a lien or security interest in, or pledge, hypothecate or encumber Vested Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Vested Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Section will continue to apply to such Vested Shares in the hands of such party and any transferee of such party. Holder may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Unvested Shares.

8. RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of this Warrant, Holder will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Holder delivers payment of the Purchase Price until such time as Holder disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option or Right of First Refusal. Upon an exercise of the Repurchase Option or the Right of First Refusal, Holder will have no further rights as a holder of the Shares so purchased upon such exercise, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Warrant, and Holder will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

9. ESCROW. As security for Holder’s faithful performance of this Warrant, Holder agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the stock powers executed by Holder (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and stock powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Warrant. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Holder and the Company agree that Escrow Holder will not be liable to any party to this Warrant (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Warrant. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Warrant. The Shares will be released from escrow upon termination of the Repurchase Option and the Right of First Refusal.

10. TAX CONSEQUENCES. HOLDER UNDERSTANDS AND ACKNOWLEDGES THAT HOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF HOLDER’S PURCHASE OR DISPOSITION OF THE SHARES AND THAT HOLDER, AND NOT THE COMPANY, SHALL BE SOLELY RESPONSIBLE FOR ALL SUCH TAX CONSEQUENCES. HOLDER REPRESENTS (i) THAT HOLDER HAS CONSULTED WITH A TAX ADVISER THAT HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Holder hereby acknowledges that Holder has been informed that, unless an election is filed by the Holder with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days of the purchase of the Shares to be effective, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Purchase Price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Holder, measured by the excess, if any, of the fair market value of the Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Holder represents that Holder has consulted any tax advisors Holder deems advisable in connection with Holder’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. HOLDER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

11. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

11.1 Legends. Holder understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Holder and the Company or any agreement between Holder and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING RIGHTS OF REPURCHASE AND RIGHTS OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF REPURCHASE AND RIGHTS OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL

HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

11.2 Stop-Transfer Instructions. Holder agrees that, to ensure compliance with the restrictions imposed by this Warrant, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

11.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Warrant or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends, to any Holder or other transferee to whom such Shares have been so transferred.

12. GENERAL PROVISIONS.

12.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile or email, addressed to the other party at its facsimile number or email address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile, email or by express courier. All notices not delivered personally or by facsimile or email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address, facsimile number or email address set forth below the signature lines to this Warrant, or at such other address, facsimile number or email address as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked “Attention: General Counsel”.

12.2 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

12.3 Governing Law. This Warrant will be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

12.4 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

12.5 Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

12.6 Amendment and Waivers. This Warrant may be amended and provisions may be waived upon the written consent of the Holder and the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and Holder has executed this Warrant as of the Issue Date indicated on the first page of this Warrant.

COMPANY:

ZYNGA GAME NETWORK INC.

By:	/s/ Reginald D. Davis

Name:	Reginald D. Davis

Title:	Secretary, General Counsel

Address:	444 De Haro Street, Suite 132
San Francisco, CA 94107

Facsimile:	(415) 358-5665
Email:	legal@zynga.com

WARRANT HOLDER:

ALLEN AND COMPANY LLC

By:	/s/ David Wehner

Name:	David Wehner

Title:	Managing Director

Address:	711 Fifth Avenue
New York, NY 10022

Facsimile:	212-339-2235

Email:	pdiiorio@allenco.com

EXHIBIT A

NOTICE OF EXERCISE

(TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

1. The undersigned hereby elects to purchase             shares of the Class A Common Stock (the “Shares”) of Zynga Game Network Inc., a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Class A Common Stock with an issue date of July 31, 2009 (the “Warrant”), as follows:

(Initial applicable method:)

a.	The undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $ .

b.	This exercise or conversion [is] [is not] contingent upon the closing of the Acquisition or other event specified in the Company Notice to Holder in accordance with Section 2.5(b)(i) or (ii) of the Warrant received by Holder.

c.	The undersigned hereby elects to convert the Warrant into Shares by the net exercise election pursuant to Section 2.2 of the Warrant. This conversion is exercised with respect to [ ] [all of the] shares of Warrant Stock covered by the Warrant resulting in a net total of Shares being issued to the undersigned.

2. Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 5.1 of the attached Warrant.

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Signature of Holder and, if applicable, Title)